SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 28, 2006
Date of Report (date of earliest event reported)
OmniVision Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-29939	77-0401990

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
1341 Orleans Drive
Sunnyvale, California 94089-1136
(Address of principal executive offices)
(408) 542-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 28, 2006, the board of directors of OmniVision Technologies, Inc. (“OmniVision”) appointed James He as a member of the board of directors as a Class II director. Mr. He will stand for re-election at the 2008 annual meeting of stockholders. Mr. He has not been named, and is not expected to be named, to any committee of the board of directors as of the date of this filing.
     Mr. He was appointed as OmniVision’s Chief Operating Officer on August 29, 2006. Prior to that Mr. He served as OmniVision’s Senior Vice President of Engineering from February 2003 to August 2006. Mr. He joined OmniVision in June 1995 and served as a senior design engineer until his promotion to design manager in July 1998. From May 2000 until February 2003, Mr. He served as OmniVision’s Vice President of Core Technology. Mr. He holds a B.S. degree and an M.S. degree in electrical engineering from Tsinghua University in Beijing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 4, 2006

OmniVision Technologies, Inc.
By:	/s/ SHAW HONG
Shaw Hong
President and Chief Executive Officer